UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Hawk Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

YOUR VOTE IS IMPORTANT
PLEASE VOTE YOUR PROXY TODAY

May 17, 2010

Dear Stockholder:

We have previously mailed you proxy materials in connection with the Annual Meeting of Stockholders of Hawk Corporation (“Hawk”) to be held on May 25, 2010. Your vote is important. Please vote today to ensure your shares are represented at this important meeting. Telephone and internet voting are available.

As more fully described in the proxy statement, the principal business to be addressed at the meeting is the election of directors, the ratification of the appointment of Hawk’s independent registered public accounting firm and the consideration of a stockholder proposal to request that Hawk’s board redeem the rights issued pursuant to Hawk’s stockholder rights plan.

Your Board of Directors recommends a vote FOR the election of directors and the appointment of our independent registered public accounting firm and a vote AGAINST the stockholder proposal to request that Hawk’s board redeem the rights plan.

Our records indicate we have not yet received your vote for this important meeting. Your vote is important. We urge you to vote your proxy or voting instruction form today.

We have enclosed a duplicate proxy card for your convenience. Please participate by voting your shares today – by telephone, via the Internet or by signing, dating and returning the enclosed proxy or voting instruction form in the postage-paid return envelope provided.

Thank you for voting and for your continued support.

Sincerely,

Ronald E. Weinberg
Chairman of the Board and Chief Executive Officer

Additional Information And Where To Find It
This letter may be deemed to be solicitation material in respect of the annual meeting of stockholders. Hawk has filed a proxy statement with the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may receive the proxy statement and other relevant documents free of charge at the SEC’s web site, www.sec.gov, or from Hawk’s website.

Participants In Solicitation
Hawk and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the stockholders’ meeting. Information regarding the interests of Hawk’s directors and executive officers in the proxy solicitation is included in Hawk’s definitive proxy statement.

3 Easy Ways To Vote

Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Call the toll-free number listed for this purpose on your proxy or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website listed on your proxy or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return your proxy or voting instruction form in the postage-paid return envelope provided.

Please Act Today